Exhibit 10.1

TEXT OF OPTION AMENDMENTS

RESOLVED, that Section 3.1(b) of each of (i) the option agreement for 24,000 options dated January 19, 2012 for Mr. James Skulina and (ii) the option agreement for 24,000 options dated March 19, 2012 for Mr. Peter Palmer is hereby deleted and replaced in its entirety as follows:

“(b) No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Services shall thereafter become vested and exercisable, except as follows or as may be otherwise provided by the Administrator:

If Participant incurs a termination of employment under any of the circumstances described in Section 5(a)(i) (death) of that certain [reference individual’s Employment Agreement] (the “Employment Agreement”), Section 5(a)(ii) (Disability) of the Employment Agreement, Section 5(a)(iv) (Resignation for Good Reason) of the Employment Agreement or Section 5(a)(v) (Termination without Cause) of the Employment Agreement, in each such case vesting will continue after termination of employment as provided below:

Termination Date	Percent of Remaining Options That May Continue to Vest
Prior to October 1, 2012	0%
On or after October 1, 2012 but prior to October 1, 2013	20%
On or after October 1, 2013 but prior to October 1, 2014	40%
On or after October 1, 2014 but prior to October 1, 2015	60%
On or after October 1, 2015 but prior to October 1, 2016	80%
On or after October 1, 2016	100%

The percentage of remaining Options permitted to vest will be spread ratably over the performance vesting schedule and time vesting schedule.”

RESOLVED, that the following be added to Section 3.3 of each of the option agreements described in the foregoing two resolutions:

“Notwithstanding the foregoing, if any Option vests after the Participant’s Termination of Services for reasons set forth herein pursuant to Section 3.1 and the Participant has a limit of six months or one year following such Termination of Services to exercise the Option pursuant to paragraph (d) or (e), the Participant shall have six months after the Option vests to exercise such Option.”